STRONGHOLD TECHNOLOGIES, INC.
                                 106 Allen Road
                         Basking Ridge, New Jersey 07920

                                                              March 4, 2005

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

            Re:   Stronghold Technologies, Inc. (the "Company") -
                  Amendment of Notes

Ladies and Gentlemen:

      This letter sets forth the agreement of the parties hereto to amend the conversion price of certain notes which are convertible into shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors"), on June 18, 2004, July 26, 2004 and October 22, 2004 (collectively, the "Notes").

      By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

      1. The Applicable Percentage (as defined in each of the Debt Instruments) shall be 25%.

      2. The Notes are hereby amended in accordance with the foregoing provision. All other provisions of the Notes, as amended from time to time, shall remain in full force and effect.

      The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

      Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

                                       Sincerely,

                                       STRONGHOLD TECHNOLOGIES, INC.


                                       -------------------------------------
                                       Christopher J. Carey
                                       President and Chief Executive Officer


ACCEPTED AND AGREED:

AJW PARTNERS, LLC.
By:  SMS GROUP, LLC


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Corey S. Ribotsky, Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  FIRST STREET MANAGER II, LLC,


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Corey S. Ribotsky, Manager


AJW OFFSHORE, LTD.
By:  FIRST STREET MANAGER II, LLC


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Corey S. Ribotsky, Manager


AJW QUALIFIED PARTNERS, LLC
By:  AJW MANAGER, LLC


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Corey S. Ribotsky, Manager